EXHIBIT 99.7
CONSENT, WAIVER AND AMENDMENT NO. 2
to
CREDIT AGREEMENT (364-DAY FACILITY)

This CONSENT, WAIVER AND AMENDMENT NO. 2 TO CREDIT AGREEMENT (364-DAY FACILITY) (this “Agreement”), dated as of January 23, 2009, is entered into by and among, Caterpillar Financial Services Corporation (the “Borrower”), the Banks parties hereto (the “Banks”), and Société Générale (“SG”), as agent (the “Agent”) under the Credit Agreement defined below.  Each capitalized term used herein and not defined herein shall have the meaning ascribed thereto in the Credit Agreement.

PRELIMINARY STATEMENTS

A.           The Borrower, the Banks and the Agent are parties to the Credit Agreement (364-Day Facility), dated as of July 15, 2008 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  The Borrower has requested that the Banks and the Agent amend the Credit Agreement as hereinafter set forth, and the Banks and the Agent have agreed to amend the Credit Agreement pursuant to the terms of this Agreement.

B.           Section 5.03(b) of the Credit Agreement requires the Borrower, unless the Majority Banks shall otherwise consent in writing, to maintain a ratio of (A) earnings of the Borrower before income taxes and Interest Expense to (B) Interest Expense of not less than 1.15 to 1 for each fiscal quarter (the “Interest Coverage Ratio Covenant”).

C.           The Borrower has requested that, pursuant to Sections 5.03 of the Credit Agreement, the Majority Banks provide written consent as further described herein, and the Majority Banks have agreed to grant such consent pursuant to the terms and conditions hereof.

D.           The Borrower has advised the Banks and the Agent that Caterpillar, Inc. may fail for the quarter ended December 31, 2008, to have had a Consolidated Net Worth equal to or greater than 75% of its Consolidated Net Worth as of the prior year-end which may result in an event described in Section 6.01(j) of the Credit Agreement (the “Caterpillar Net Worth Event”) .

E.           The Borrower has requested that the Banks agree to irrevocably waive any Event of Default that may arise under Section 6.01(j) of the Credit Agreement as a result of the occurrence of the Caterpillar Net Worth Event, and the Banks have agreed to grant such irrevocable waiver pursuant to the terms hereof.

SECTION 1. Limited Consent.  Effective as of December 31, 2008, subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Majority Banks hereby consent and agree that (i) the Borrower shall not be required to comply with or otherwise satisfy the Interest Coverage Ratio Covenant solely for the fiscal quarter ended December 31, 2008, and (ii) the inability of the Borrower to comply with or otherwise satisfy the Interest Coverage Ratio Covenant shall not constitute an Event of Default or unmatured Event of Default (i.e., an event that with notice, time or both would become an Event of Default) under the Credit Agreement solely for the fiscal quarter ended December 31, 2008 (collectively, the “Specified Consent”).  The Majority Banks also consent and agree that the Borrower is not required to comply with Section 5.01(f)(iii) of the Credit Agreement solely to the extent that the Compliance Certificate required to be delivered with any financial statements for the fiscal quarter or the fiscal year ended December 31, 2008 would require demonstration of the Borrower’s compliance with the Interest Coverage Ratio Covenant.  The Specified Consent shall not be deemed to constitute a consent to or a waiver of any Event of Default or unmatured Event of Default, any future breach of the Credit Agreement, or any future breach of the other agreements, documents and instruments delivered in connection with the Credit Agreement.  The agreement to the terms hereof by any of the Banks or Agent shall not establish a custom or course of dealing among any of the Agent, any Bank and the Borrower.

SECTION 2. Limited Waiver.  Effective as of December 31, 2008, subject to the satisfaction of the condition precedent set forth in Section 4 below, the Banks hereby irrevocably waive any Event of Default or unmatured Event of Default that would otherwise result under Section 6.01(j) of the Credit Agreement from the occurrence of the Caterpillar Net Worth Event.  This irrevocable waiver shall be effective solely with respect to the occurrence of the Caterpillar Net Worth Event in the fiscal quarter ended December 31, 2008, and shall not be deemed to constitute a waiver of any other Event of Default or unmatured Event of Default, any future breach of the Credit Agreement, or any future breach of the other agreements, documents and instruments delivered in connection with the Credit Agreement.  The agreement to the terms hereof by any of the Banks or Agent shall not establish a custom or course of dealing among any of the Agent, any Bank and the Borrower.

SECTION 3. Amendments to the Credit Agreement.  Effective as of the date hereof, subject to the satisfaction of the condition precedent set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

3.1 Section 1.01 is amended by deleting therefrom the defined term “Applicable Eurodollar Margin” in its entirety.

3.2 Section 1.01 is further amended by adding the following defined terms thereto in alphabetical order:

“Applicable Margin” means (a) with respect to Base Rate Advances, the greater of (i) the applicable Market Rate Spread minus 1.00% and (ii) 0.00%; and (b) with respect to Eurodollar Advances, the applicable Market Rate Spread.”

“Market Rate Spread” means, for any Advance for any Interest Period, the rate per annum equal to the one-year credit default swap mid-rate spread of the Borrower, as provided by the Quotation Agency for the one-year period beginning on the Rate Set Date (as defined below), appearing on the Quotation Agency’s website as of 12:00 noon (New York City time) or otherwise delivered by the Quotation Agency to the Agent, in each case two Business Days prior to the first day of such Interest Period (the “Rate Set Date”); provided, that the Market Rate Spread shall in no event be less than a rate per annum equal to 0.25% or greater than the applicable Maximum Market Rate Spread, in each case as of the applicable Rate Set Date; provided, further that in the event that the Market Rate Spread is not available from the Quotation Agency on the Rate Set Date for any Interest Period, the Market Rate Spread for such Interest Period shall be the Maximum Market Rate Spread on such Rate Set Date.

“Maximum Market Rate Spread” means, as of any date of determination, with respect to any Advance, a rate per annum equal to 1.75%.

“Quotation Agency” means Markit Group Limited or any successor thereto.””

3.3 Sections 2.07(a) and (b) are amended and restated in their entirety as follows:

(a) Base Rate Advances.  If such Advance is a Base Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of the Base Rate in effect from time to time plus the Applicable Margin, payable on the last day of such Interest Period (or, with respect to any portion thereof that shall be prepaid pursuant to Section 2.09 or otherwise in accordance with the terms of this Agreement, on the date of such prepayment).

(b) Eurodollar Advances.  If such Advance is a Eurodollar Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of the Adjusted LIBOR Rate for such Interest Period plus the Applicable Margin, payable on the last day of such Interest Period (or, with respect to any portion thereof that shall be prepaid pursuant to Section 2.09 or otherwise in accordance with the terms of this Agreement, on the date of such prepayment) and, if such Interest Period has a duration of more than three months, on the day which occurs during such Interest Period three months from the first day of such Interest Period.

SECTION 4. Condition Precedent.  This Agreement shall become effective and be deemed effective as of the date hereof upon the Agent’s receipt of duly executed originals of this Agreement from the Borrower, the Agent and the Banks.

SECTION 5. Covenants, Representations and Warranties of the Borrower.

5.1 Upon the effectiveness of this Agreement, the Borrower hereby reaffirms all covenants, representations and warranties made by it in the Credit Agreement, after giving effect to this Agreement, and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Agreement.

5.2 The Borrower hereby represents and warrants that (a) this Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditor’s rights generally and by the effect of general principles of equity and (b) upon the effectiveness of this Agreement, no Event of Default shall exist with respect to the Borrower and no event shall exist which, with the giving of notice, the lapse of time or both, would constitute an Event of Default with respect to the Borrower.

SECTION 6. Reference to and Effect on the Credit Agreement.

6.1 Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement, as affected by this Agreement, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as affected hereby.

6.2 Except as specifically affected by this Agreement, the Credit Agreement, the Notes and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

6.3 The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any party under the Credit Agreement, the Notes or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

SECTION 7. Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  A facsimile or PDF copy of any signature hereto shall have the same effect as the original of such signature.

SECTION 8. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 9. Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives thereunto duly authorized as of the date first above written.

CATERPILLAR FINANCIAL
SERVICES CORPORATION

By: /s/ David A. Kacynski
      Name: David A. Kacynski
Title: Treasurer

SOCIETE GENERALE, as Agent

By: /s/ Eric E.O. Siebert Jr.
      Name: Eric E.O. Siebert Jr.
Title: Managing Director

SOCIETE GENERALE, as a Bank

By: /s/ Eric E.O. Siebert Jr.
Name: Eric E.O. Siebert Jr.
Title: Managing Director

ROYAL BANK OF CANADA, as a Bank

By: /s/ Meredith Majesty
Name: Meredith Majesty
Title: Authorized Signatory

Signature Page to
Consent, Waiver  and Amendment No. 2 to CFSC Credit Agreement (364-Day Facility)